UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

                 Date of Report: March 6, 1997
     (Date of Earliest Event Reported): (February 26, 1997)


              SCOTT & STRINGFELLOW FINANCIAL, INC.
     (Exact name of registrant as specified in its charter)


                 Commission File Number 0-15105

                 Virginia                      54-1315256
       State or other jurisdiction          I.R.S. Employer
            of incorporation               Identification No.


          909 East Main Street  Richmond, Virginia  23219
          (Address of principal executive office) (Zip Code)

                         (804) 643-1811
      (Registrant's telephone number, including area code)




















                       Page 1 of 2 pages





Item 5. Other Events

On February 26, 1997 Scott & Stringfellow Financial, Inc. announced that its board of directors had declared a three for two stock split to be effected in the form of a 50 percent stock dividend in addition to a regular quarterly cash dividend of $.12 per common share. The stock dividend will be distributed on May 6, 1997 to shareholders of record on April 18, 1997. The stock dividend will increase the number of common shares outstanding to approximately 3.12 million shares from approximately 2.08 million shares.

The board's stock dividend action is intended to increase the liquidity of the common stock and help maintain an active market.


Item 7. Financial Statements and Exhibits

     (c) Exhibits

          Exhibit 28: February 26, 1997 Press Release




                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     SCOTT & STRINGFELLOW FINANCIAL, INC.


     By:/s/ Mike D. Johnston                           March 6, 1997
          Mike D. Johnston                             Date
          First Vice President and
          Chief Financial Officer